Exhibit 99.2

NEWS…	Contact:	Robert S. Merritt
April 28, 2005		Lisa Hathcoat
FOR IMMEDIATE RELEASE		(813) 282-1225

OUTBACK STEAKHOUSE, INC.
ANNOUNCES QUARTERLY DIVIDEND

Tampa, Florida, April 28, 2005 -- The Board of Directors of Outback Steakhouse, Inc. (NYSE: OSI) at its regular meeting held on April 27, 2005, declared a quarterly dividend of $0.13 per share of the Company’s common stock. The dividend is payable on June 3, 2005 to shareholders of record as of May 20, 2005.

The Outback Steakhouse, Inc. restaurant system operates 890 Outback Steakhouses, 177 Carrabba's Italian Grills, 74 Bonefish Grills, 32 Fleming’s Prime Steakhouse and Wine Bars, 19 Roy’s, two Lee Roy Selmon’s, three Paul Lee’s Chinese Kitchens, and 14 Cheeseburger in Paradise restaurants in 50 states and 21 countries internationally.

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